                      FIRST AMENDMENT TO PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of the 15th day of April, 1999 by and among TELEDATA WORLD SERVICES, INC., a Nevada corporation (the "Purchaser") and SECURFONE AMERICA, INC., a Delaware corporation (the "Seller").

                                    RECITALS

         WHEREAS, the Purchaser and Seller made and entered into that certain Purchase Agreement (as further amended, modified, supplemented or restated from time to time, the "Purchase Agreement"); and

         WHEREAS, Purchaser and Seller wish to amend certain provisions of the Purchase Agreement and have agreed to such proposed amendments;

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    Article I
                                   Amendments

         1.1 The first recital to the Purchase Agreement is hereby amended to delete the words "SecurFone, Inc., formerly known as SecurFone America, Inc." and insert in lieu thereof the words "SecurFone, Inc., a Delaware corporation and wholly-owned subsidiary of SecurFone Services, Inc., a Delaware corporation formerly known as SecurFone Inc. and formerly known as SecurFone America, Inc."

         1.2 Paragraph 2(a) of the Purchase Agreement is hereby amended to delete the first sentence thereof and clauses (i) through (iv) thereof and substitute in lieu thereof the following:

                  (a) $627,537.96 cash (of which $129,537.96 represents the payment by Purchaser of various costs of Seller or its affiliates) payable as follows:

                           i)       Previously paid on the following dates:

                                    1.     $65,000.00 paid on October 26, 1998;
                                    2.     $50,000.00 paid on November 19, 1998;
                                    3.     $40,000.00 paid on December 2, 1998;
                                    4.     $35,000.00 paid on December 14, 1998;
                                    5.     $8,000.00 paid on December 30, 1998;
                                    6.     $50,000.00 paid on February 1, 1999;
                                    7.     $55,671.84 paid on February 8, 1999;

                                    8.     $62,580.99 paid on March 31, 1999;
                                    9.     $5,671.84 paid on April 2, 1999;
                                    10.    $7,708.04 paid on April 5, 1999;
                                    11.    $66,961.44 paid on April 9, 1999;
                                    12.    $6,578.04 paid on April 12, 1999; and

                           ii)      $167,243.94 to be paid at closing;

                           iii) Pre-closing advances in the amount of $298,000 shall be the subject of a Promissory Note from Seller to Purchaser secured by a Security Agreement of even date herewith, pledging all assets of Seller as Collateral for the Promissory Note. The Promissory Note and Security Agreement shall be cancelled upon closing. If the transaction does not close for any reason whatsoever, the Promissory Note shall be due and payable on April 15, 1999.


         1.3 Paragraph 2(b)(ii) of the Purchase Agreement is hereby amended to delete the reference therein to "paragraph 12" and substitute in lieu thereof "paragraph 11."

         1.4 Paragraph 2(b) of the Purchase Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                  (a) 600,000 shares of the Common Stock of Purchaser (the "Shares") delivered at Closing subject to the terms of the true-up provisions contained in paragraph 12 hereof and the "Make-Whole" provisions of Section 1.3(c);

                           i) All shares issued under this Agreement will be restricted pursuant to provisions of Rule 144 of the Securities and Exchange Commission and will bear a restricted stock legend in substantially the following form:

                                    "THESE SECURITIES HAVE NOT BEEN REGISTERED
                                    UNDER THE SECURITIES ACT OF 1933 (THE
                                    "SECURITIES ACT") OR THE SECURITIES LAW OF
                                    ANY OTHER STATE AND ARE ISSUED AND SOLD IN
                                    RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS.
                                    SAID SECURITIES CANNOT BE SOLD, OFFERED FOR
                                    SALE OR OTHERWISE TRANSFERRED) EXCEPT
                                    PURSUANT TO EITHER AN EFFECTIVE REGISTRATION
                                    STATEMENT UNDER THE ACT AND ANY APPLICABLE
                                    STATE SECURITIES LAWS OR PURSUANT TO AN
                                    EXEMPTION THEREFROM UPON THE RECEIPT BY THE
                                    COMPANY OF AN OPINION OF COUNSEL IN FORM AND
                                    SUBSTANCE SATISFACTORY TO THE

                                    COMPANY AND ITS COUNSEL THAT SUCH
                                    TRANSFER DOES NOT REQUIRE REGISTRATION
                                    UNDER ANY APPLICABLE LAWS."

                           ii) Purchaser represents and warrants that under Rule 144 the holding period for the shares issued or issuable by Purchaser under this Agreement will commence on the Closing Date.

         1.5 The Purchase Agreement is hereby amended to add the following new paragraph 1.3 (c):

                  On the first anniversary of the Closing Date (the "Determination Date"), the fair market value of the Shares on such date shall be calculated by multiplying the number of Shares (adjusted for any stock splits or combination and including any Shares transferred to Purchaser in satisfaction of Seller's Indemnification obligations under Paragraph 11) by the Market Price per share. If the fair market value is less than $1,500,000 then Purchaser, at its election, shall within five business days thereafter (i) pay to Seller in cash the sum arrived at by subtracting the Fair Market Value of the Shares on the Determination Date from $1,500,000 (the "Make Whole Amount") or (ii) if the average daily trading volume of the Common Stock for the five trading days immediately preceding the Determination Date is at least 50,000 shares, issue to the Seller such number of shares of Common Stock determined by dividing the Make Whole Amount by the Market Price per share.

         1.6 Paragraph 3 of the Purchase Agreement is hereby amended to delete the date "April 1, 1999": and insert in lieu thereof "April 15, 1999 or such other date as the parties may mutually agree".

         1.7 Paragraph 5(c) of the Purchase Agreement is hereby amended to insert immediately preceding the words "Common Shares" the number "3,000" and to insert immediately preceding the words "per share" the following dollar amount:
"$0.01".

         1.8 Paragraph 5(w) of the Purchase Agreement is hereby deleted in its entirety and substituted in lieu thereof is the following:

                  (w) Letters of Credit. The Company currently has letters of credit posted on its behalf to support the Carrier Reseller Agreements described on Exhibit "F", in the amount of $650,000.00, as more specifically described on Exhibit "G" hereof . True and correct copies of such Letters of Credit shall be delivered to Purchaser at Closing. None of these Letters of Credit are in default. The Letters of Credit will remain in place until at least April 1, 2000, provided Purchaser pays $4,875.00 per month or such lesser amount as may be due thereunder to the issuers or obligors on the Letters of Credit (such issuers or obligors hereinafter collectively, the "LOC Issuers" and individually, a "LOC Issuer"). The Seller further represents that it has caused the LOC Issuers to issue such letters or extend the term of such Letters of Credit through until April 1, 2000 and that such Letters of Credit may not be revoked except pursuant to the conditions set forth therein, if any, and herein. Such Letters of Credit may not be terminated by Seller and Seller will take no action to cause any LOC Issuer to terminate such Letters of Credit so long as Purchaser:

                           (i) Purchaser continues to pay the carrying charges of $4,875.00 (the "Carrying Charges") per month to Mr. Robert Freedman ("Freedman") who has provided collateral (in the form of one-year certificates of deposit) to the LOC Issuers or their successors or assigns;

                           (ii)     Purchaser has paid any and all bank
                                    extension fees, which fees are set forth on Exhibit "H"; and

                           (iii) No claim arising after the Closing Date (as defined below) is made on the Letters of Credit in excess of the LOC Security.

                           Purchaser shall deposit as soon as practicable following the Closing Date the sum of $162,500.00 (the "LOC Security") into an escrow account under an escrow agreement substantially in the form attached as Exhibit "I" hereto to fulfill its obligations to secure the reimbursement obligations of Seller under the Letters of Credit, but only from and to the extent the Letters of Credit are drawn upon by one or more Carriers as a result of Purchaser's failure to pay such Carriers under the Carrier Reseller Agreements for services rendered after April 15, 1999 or such later date as the purchase of the stock of the Company contemplated by the Agreement and this Amendment shall occur (such date hereinafter the "Closing Date"). Purchaser's obligations to finish and maintain the LOC Security shall terminate:

                                    (1)     if the Letters of Credit are drawn
                                            upon with respect to (a) any
                                            obligations of Seller, the Company,
                                            SecurFone Services, Inc. or any of
                                            their Affiliates, arising prior to
                                            the Closing Date, or (b) any
                                            obligations of SecurFone America,
                                            Inc., SecurFone Services, Inc. or
                                            any of their Affiliates arising
                                            after the Closing Date; or

                                    (2)     if an LOC Issuer is presented with a
                                            drawing which complies with all of
                                            the terms and conditions of the
                                            applicable letter of credit and such
                                            drawing is not honored or paid in
                                            full for any reason whatsoever.

                                    If, subsequent to the Closing Date,
                           Purchaser and Seller agree in writing to any reduction in the LOC Amount, then the LOC Security shall be


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



                           reduced by $0.25 for each $1.00 reduction in the LOC Amount and Purchaser and Seller shall cause the excess and all earnings thereon to be returned to Purchaser.

                                    Notwithstanding anything above to the
                           contrary, and so long as there shall not have been a draw on such Letters of Credit with respect to obligations of the Company to Carriers arising after the Closing Date, Purchaser shall be relieved of its obligation to deposit the LOC Amount in the Escrow Account and shall be entitled to withdraw all the LOC Security and all earnings thereon from the Escrow Account if Purchaser shall have established "lock box" agreements with each of the Carriers to which the Letters of Credit relate pursuant to which all or substantially all of (a) the amounts paid to Purchaser by its customers utilizing the applicable Carrier's network or services or (b) Purchaser's obligations to such Carriers are to be deposited pursuant to a lock box arrangement with, or in favor of, such Carrier over which such Carrier (or a servicing agent unaffiliated with the Purchaser or the Seller) may exercise custody and control of the funds deposited therein if an event of default shall occur under the applicable Carrier agreement. The lock box agreements shall contain such other terms which are acceptable to the applicable Carrier and if the terms of the lock box are agreed to by the applicable Carrier, then such terms shall conclusively be deemed acceptable to Seller in connection with Purchaser's satisfaction of its right hereunder to establish such lock box agreements to obtain the release of the LOC Security.

          In the event Purchaser is able to establish lock box agreements with some, but not all, of the Carriers, the LOC Security shall be reduced in proportion to the accounts to which the Letters of Credit relate. Similarly, if Letters of Credit have been drawn on to pay some Carriers and if lock box agreements have been established with respect to Carriers as to whose accounts no Letters of Credit have been drawn, the LOC Security shall be reduced to reflect such lock box agreements and returned to Purchaser but in no event shall the LOC Security be reduced below an amount equal to the aggregate amounts drawn under the Letters of Credit for which LOC Security has been deposited into the Escrow Account unless and until such amounts have been reimbursed by payment by the Company to the LOC Issuer or by application of some or all of the LOC Security. Notwithstanding any reduction or cancellation in the LOC Security, Purchaser will pay the Carrying Charges to Freedman through April 1, 2000 unless Freedman elects to liquidate the certificates of deposit currently securing the Letters of Credit.

         1.9 Paragraph 5 of the Purchase Agreement is hereby amended to add the following additional representations and warranties:

                  z) There are no Liabilities against, relating to or affecting the Company or any of its Assets.

                  (aa) Authority. Each of the Seller, SecurFone Services, Inc. and the Company had full corporate power and authority to effect the transfer of the Assets of SecurFone Services, Inc. to the Company and to perform its obligations in connection therewith and to consummate the transactions contemplated hereby and such transfer of the Assets of SecurFone Services, Inc. to the Company was duly and validly authorized by the Board of Directors of Seller, SecurFone Services, Inc. and the Company and, except as set forth below, no other corporate action of the part of Seller, SecurFone Services, Inc. or the Company or any class or series of its security holders (equity or debt) was necessary and the Board of Directors of each of the Seller, SecurFone Services, Inc. and the Company concluded that the consideration to be received by their respective corporations upon consummation of such transactions was fair from a financial point of view; PROVIDED, HOWEVER, that although the transactions contemplated hereby have been approved in an action by written consent by Montpilier Holdings, Inc., a holder of at least a majority of the issued and outstanding capital stock of Seller entitled to vote on such transactions, the stockholders of the Seller as a whole have not been informed of the action by written consent. Seller agrees to furnish notice of such action by written consent as soon as is reasonably practicable after the Closing Date. The asset transfer agreements have been duly and validly executed and delivered by Seller, SecurFone Services, Inc. and the Company and constitute legal, valid and binding obligations of Seller, SecurFone Services, Inc. and the Company enforceable in accordance with their respective terms.

                  (bb) No Conflicts or Approvals Required. The execution and delivery by the Agreement whereby the Assets of SecurFone Services, Inc. were transferred to the Company did not and, on and immediately after the Closing Date, will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the respective Certification of Incorporation and by-laws of the Seller, SecurFone Services, Inc. and the Company;

                           (ii) conflict with or result in a material violation or material breach of any term or provision of any law, order or judgment applicable to Seller, SecurFone Services, Inc, or the Company or any of their respective Assets and Properties;

                           (iii) (A) conflict with or result in a violation or material breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require Seller, SecurFone Services, Inc. or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any person or entity as a result or under the terms of, (D) result in or give to any person or entity any right of termination, cancellation, acceleration or modification in or with respect to, (E) result in or give to any person or entity any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (F) result in the creation or imposition of any lien upon the Company or any of its Assets under, any contract or license to which Seller, SecurFone Services, Inc. or the Company is a party or by which any of their respective Assets are bound; or

                           (iv) require any consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other person or entity (including, without limitation, any Carrier or LOC Issuer on the part of Seller, SecurFone Services, Inc. or the Company in connection with the execution, delivery and performance of the transfer of the Assets of SecurFone Services, Inc. to the Company, or of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of an information statement with the Securities and Exchange Commission.

                  (cc) Legal Proceedings. (i) there are no actions, suits, proceedings, arbitrations or governmental or regulatory investigations or audits (individually and collectively, "Actions") pending or, threatened against, relating to or affecting Seller, SecurFone Services, Inc. or the Company or any of their respective Assets which (1) could result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the transfer of assets by SecurFone Services, Inc. to the Company or otherwise result in a diminution of the benefits contemplated by this Agreement to Purchaser or the transfer of assets by SecurFone Services, Inc. to the Company, or
                           (2) if determined adversely to Seller, SecurFone Services, Inc. or the Company, could be expected to result in (x) any injunction or other equitable relief against the Company that would interfere with its business or operations or (y) require the return or transfer of assets by the Company or result in an equitable or constructive trust being placed upon its assets; and (ii) there are no facts or circumstances known to Seller that could reasonably be expected to give rise to any Action that would be required to be disclosed pursuant to clause (i) above; and (iii) there are no orders or judgments outstanding against Seller, SecurFone Services, Inc. or the Company with respect to the matters contemplated by clauses (i) and (ii) above.

                  (dd) No Fraudulent Conveyance. The transfer of assets by SecurFone, Inc. to the Company was not made with the intent to impede, hinder or defraud the creditors of the Seller and was made for adequate consideration.

         1.10 Paragraph 6 of the Purchase Agreement is hereby amended to add the following new subparagraphs (e) and (f):

                  (e) Market. Purchaser agrees to use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Over the-Counter Bulletin Board System, the Nasdaq Small Cap Market System, the Nasdaq National Market System or any principal national stock exchange, for a period of two years following the Closing Date or until such earlier date as Seller shall no longer own any of the Shares.

                  (f) Purchaser has furnished Seller draft financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998. To the knowledge of Purchaser such draft financial statements are materially complete and materially accurate as of the dates thereof; except that Purchaser makes no representation or warranty as to the value of the capital stock of Worldwide Cellular, Inc. ("WWC") or the underlying assets of WWC acquired in connection therewith as of the respective dates of such draft financial statements and informs the Seller that Purchaser currently believes that such WWC stock and underlying assets have little or no value as of the date of this Agreement and Purchaser further believes that any audit of its financial statements for the year ended December 31, 1998 would contain a going concern qualification. Purchaser further makes no representation or warranty with respect to the assets, financial condition or results of operation of Purchaser since the respective dates of such draft financial statements.

         1.11 Paragraph 11 of the Purchase Agreement is hereby amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

                  11. Indemnification and True-Up. The Seller shall indemnify the Purchaser, its successors and assigns (the "Indemnities"), in respect of (a) all liabilities of Seller, SecurFone Services, Inc. and the Company of any nature, whether accrued, absolute, contingent, or otherwise, existing at closing, to the extent not reflected on Exhibit "A" hereof; (b) any damage or deficiency resulting from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Seller, under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and (c) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing (collectively, "Indemnified Losses").

                                    Upon notice by Purchaser to Seller of the
                           amount of Purchaser's Indemnified Losses, Seller shall pay such losses first, from the Shares by redelivering such number of Shares which is equal to the Indemnified Losses in order to compensate Purchaser for its damages as stated above. To the extent the Indemnified Losses cannot be satisfied by repayment of the Shares, Seller shall pay the Indemnified losses in cash. The total amount of Indemnified Loss payable by Seller under this Agreement shall not exceed $2,186,037.96. For purposes of this Section 11, the value of the Shares will be equal to the greater of $2.50 per share of the fair market value of the Shares calculated, as of the business day immediately preceding the date on which such payment is to be made by multiplying the number of shares to be redelivered to Purchaser by the Market Price of such Shares. For example, if the Indemnified Losses are determined by Purchaser to be $150,000.00 and the Market Price for the Purchaser's Stock is $3.00 per share, the parties agree that the Seller shall return 50,000 Shares to the Purchaser. Conversely, if the Market Price is $2.00 per share, then the Seller would return 60,000 shares ($150,000 / $2.50 = $60,000).

         1.12 The Purchase Agreement is hereby amended to add the following new paragraph 20:

                           Certain Definitions. For purposes of this Agreement,
                  the following terms shall have the meaning ascribed to them below:

                  "Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person or entity specified. For purposes of this definition, control of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise and, in any event and without limitation of the previous sentence, any person or entity owning ten percent (10%) or more of the voting securities of another person or entity shall be deemed to control that person or entity.

                  "Assets" means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by the Company, including, without limitation, cash, cash equivalents, stocks, securities, evidences of indebtedness owing to the Company, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

                  "Common Stock" means the common stock of TeleData World Services, Inc., par value $.001 per share or any successor security thereto.

                  "Liabilities" means all obligations of any person or entity
                  (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (including trade payables and other accruals incurred in the ordinary course of business, (iv) under capital leases, (v) in the nature of guarantees of the obligations described in clauses (i) through
                  (iv) above
                  of any other person or entity, and (g) any other obligations and other liabilities of the person or entity (including, without limitation, as a successor to any person or entity, and, in the case of each of the clauses (i) through (vi) above, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Market Price" shall be determined on the basis of: (i) the average sale price of the Purchaser's Common Stock over the ten (10) trading days prior to the applicable calculation date on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS"), as the case may be, on which such Common Stock is then listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, as the case may be, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc., (iii) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (iv) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected by the Purchaser which is not an Affiliate of the Purchaser or the Seller.

         1.13 The Purchase Agreement is hereby amended to add the following new paragraph 21:

                  Assignment: Seller may assign its obligations to sell the stock of SecurFone, Inc. to SecurFone Services, Inc., PROVIDED THAT all references herein to the other obligations of Seller shall be the joint and several obligations of SecurFone America, Inc. and SecurFone Services, Inc.

         1.14 Exhibit "G" to the Purchase Agreement is hereby deleted in its entirety and such Exhibit "G" is replaced with Exhibit "G" attached to this Agreement.


                                    Article 2
                                  Miscellaneous

         2.1 EFFECTIVE DATE. The effective date the amendments to the Purchase Agreement set forth in this Amendment shall become effective as of the date first written above.

         2.2 FEES AND EXPENSES. Each party hereto shall bear their own fees in connection with the preparation and execution of this Amendment.

         2.3 NO OTHER CHANGES. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Purchase Agreement and the other ancillary agreements contemplated thereby shall remain unamended and unwaived and shall continue in full force and effect.

         2.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




                         (Signatures begin on next page)

         WITNESS the hand and seal of each of the undersigned as of the date first written above.

                                SECURFONE AMERICA, INC.


                                By:   /s/ Paul Silverman
                                   ---------------------------------------------
                                   Name: Paul Silverman
                                   Title: Chief Executive Officer

                                 SECURFONE SERVICES, INC.



                                By:   /s/ Paul Silverman
                                   ---------------------------------------------
                                   Name: Paul Silverman
                                   Title: Chief Executive Officer

                                TELEDATA WORLD SERVICES, INC.


                                By:   /s/ Anthony W. Cullen
                                   ---------------------------------------------
                                   Name: Anthony W. Cullen
                                   Title: President and Chief Executive Officer